Exhibit 4


                     The Grand Union Company
                      201 Willowbrook Blvd.
                        Wayne, NJ  07470

                                             June 5, 1997


Trefoil Capital Investors II, L.P. ("Trefoil")
4444 Lakeside Drive
Burbank, CA  91505

GE Investment Private Placement
   Partners II, A Limited Partnership ("GEI")
3003 Summer Street
Stamford, CT  06905

Gentlemen:

          We are writing in connection with the Acceleration and Exchange Agreement (the "Agreement") of even date herewith among The Grand Union Company (the "Company"), Trefoil and GEI. Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Agreement.

          In order to permit the Company to comply with its obligations under NASDAQ Stock Market Rule 4460(i) as expressed to the Company by representatives of the NASDAQ National Market today, Trefoil and GEI hereby agree not to exercise their rights to convert any shares of the Class B Stock prior to the Approval Date (as defined in the Certificate of Designations for the Class B Stock).

          Please indicate your agreement by signing below.


                              THE GRAND UNION COMPANY


                              By:  Jeffrey R. Freimark
                                   --------------------
                              Name:     Jeffrey R. Freimark
                              Title:    Executive Vice
                                        President, Chief Financial
                                        Officer and Chief
                                        Administrative Officer



ACCEPTED AND AGREED


TREFOIL CAPITAL INVESTORS II, L.P.
By: Trefoil Investors II, Inc.
     its general partner


By:  Michael J. McConnell
     ---------------------
Name:  Michael J. McConnell
Title: Vice President


GE INVESTMENT PRIVATE PLACEMENT
     PARTNERS II, A LIMITED PARTNERSHIP
By:  GE Investment Management Incorporated
     its general partner


By:  Don W. Torey
     -----------------
Name:  Don W. Torey
Title: Executive Vice President